UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     In 2004, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Insteel Industries, Inc. (the “Company”) retained the services of an independent outside compensation consultant to assist the Committee with (1) the development of the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “2005 Plan”) to replace the successor plan which expired in September 2004, and (2) the completion of a competitive market review of the total compensation for the Company’s executive officers and its directors. At its meeting on March 4, 2005, the Committee reviewed and discussed the consultant’s report on the comparable market position of the total compensation for the Company’s executive officers together with the consultant’s recommendations. Based on its review and discussions, the Committee took the following actions:

Base Salary Adjustments

     The Committee approved increases in the base salaries for the Company’s executive officers with a portion of the increases effective the next pay period following the date of the Committee’s approval and the remainder effective as of the end of the current fiscal year ending October 1, 2005. The salary increases for the executive officers are the first such adjustments to occur following the imposition of a salary “freeze” in 2000. The following table sets forth the current annual base salaries of the named executive officers and the adjusted salaries that are to become effective on March 13, 2005 and October 1, 2005:

	Annual Base Salary
		Effective	Effective
	Current	March 13, 2005	October 1, 2005
H.O. Woltz III President and Chief Executive Officer	$320,000	$365,000	$405,000
Michael C. Gazmarian Chief Financial Officer and Treasurer	190,000	215,000	235,000
Gary D. Kniskern Vice President — Administration and Secretary	135,000	143,000	143,000

     The adjusted base salaries of the Company’s executive officers are subject to further adjustment by the Committee for fiscal 2006 based upon its assessment of subsequent competitive market reviews.

Long-Term Incentive Plan

     The Committee approved a long-term incentive plan award structure that provides for the following targeted values of stock options and restricted stock to be awarded to the Company’s executive officers on an annual basis under the 2005 Plan which was approved by the Company’s shareholders at its annual meeting held February 15, 2005:

	Targeted Long-	Stock	Restricted
	Term Incentive	Options	Stock
H.O. Woltz III President and Chief Executive Officer	$325,000	$162,500	$162,500
Michael C. Gazmarian Chief Financial Officer and Treasurer	145,000	72,500	72,500
Gary D. Kniskern Vice President — Administration and Secretary	90,000	45,000	45,000

     The number of options granted will be based on their fair market value with the exercise price set equal to fair market value as of the date of the grant. The options will have a ten-year term and vest ratably over a three-year period. The number of shares of restricted stock granted will be based on the Company’s stock price as of the date of the grant and will vest 100% three years from the date of the grant. The Committee will retain the flexibility to adjust the long-term incentive award from 0.5x – 1.5x the targeted level based upon company and individual performance. For 2005, the long-term incentive awards, which will be granted as of the date of the Committee’s approval, will be at the targeted level.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: March 9, 2005	By:	/s/ H.O. Woltz III

H.O. Woltz III
President and Chief Executive Officer

Date: March 9, 2005	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian
Chief Financial Officer and Treasurer